Exhibit 10.34

DATED            1 JUNE 2012

(1) GW PHARMA LIMITED

(2) ADAM GEORGE

SERVICE AGREEMENT

Mayer Brown International LLP

SERVICE AGREEMENT

DATE:          1 June 2012

PARTIES:

(1)                                 GW PHARMA LIMITEDwhose registered office is at Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ (“the Company”); and

(2)                                 ADAM GEORGE of [address] (“the Executive”).

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions:

In this Agreement the following words and phrases have the meanings given below:-

“Adverse Event”                                                                                                                                includes, but is not limited to, any development in the economy generally or in the financial sector which is or may be a Detriment;

“Appointment”                                                                                                                                       the employment of the Executive on the terms of this Agreement;

“Board”                                                                                                                                                                              the board of directors of the Company, as constituted from time to time, including any duly appointed committee or nominee of the Board;

“Bribe”                                                                                                                                                                                    a financial or other advantage offered to a person, which is intended to induce that person to perform improperly a function or activity, or as a reward for the improper performance of a function or activity or the offer of a promise of a financial or other advantage where the acceptance of the advantage itself constitutes the improper performance of a function or activity;

“Business Unit”                                                                                                                                     means the business division or unit in relation to which any bonus decision was taken and may, where appropriate, include more than one business division or unit as the case may require;

“Control”                                                                                                                                                                        shall have the meaning given to it in Section 1124 Corporation Tax Act 2010 or the power of any person whether alone or together with any other person acting in concert with him to control the composition of the Board.  For the avoidance of doubt there shall be no change of control if Control of the Company is acquired by another company, the shares of which, immediately following such acquisition, are all held by the holders of the shares of the Company immediately prior to such acquisition in materially the same proportion as they held shares in the Company immediately prior to such acquisition or (ii) where Clause 20 applies.

“Data Controller”                                                                                                                      shall have the meaning given to it by Section 1(1) Data Protection Act 1998;

“day’s salary”                                                                                                                                             1/260th of the Executive’s salary;

“Detriment”                                                                                                                                                         a detriment which the Company, in good faith, considers has or may have an adverse impact on the Company, or any relevant associated Company or any relevant Business Unit, including, but not limited to, any of the following:

•             any financial loss (whether impacting the financial results for the current year or a previous year);

•             any reputational damage;

•             a restatement in any of the Group accounts;

•             any sanction from any government agency or any regulatory authority;

“Effective Date”                                                                                                                                 1 June 2012;

“Executive’s Personal Data”                                                              Personal Data and Sensitive Personal Data;

“Group”                                                                                                                                                                             any of the following from time to time: the Company, its subsidiaries and subsidiary undertakings and any holding company or parent undertaking of the Company and all other subsidiaries and subsidiary undertakings of any holding company or parent undertaking of the Company, where “holding company”, “parent undertaking”, “subsidiary” and “subsidiary undertaking” have the meanings given to them in the Companies Act 2006;

“holiday year”                                                                                                                                          the calendar year;

“London Stock Exchange”                                                                         London Stock Exchange plc;

“Personal Data”                                                                                                                                  personal data (as defined by s.1(1) Data Protection Act 1998) about the Executive;

“Remuneration Committee”                                                                the committee of directors of the Company as appointed by the Board to determine the remuneration from time to time of the Company’s executives;

“salary”                                                                                                                                                                              the salary payable from time to time under Clause 6.1;

“Scheme”                                                                                                                                                                       the permanent health insurance scheme referred to in Clause 11.4;

“Sensitive Personal Data”                                                                             data about the Executive’s:

(i)                             racial or ethnic origins;

(ii)                          political opinions;

(iii)                       religious beliefs or other beliefs of a similar nature;

(iv)                      membership of a trade union;

(v)                         physical or mental health or condition;

(vi)                      sexual life; or

(vii)                   commission or alleged commission of any offence, or any proceedings for any offence committed or alleged to have been committed by him, the disposal of such proceedings or any sentence of any court in connection with such proceedings;

“termination”                                                                                                                                               the ending of the Appointment however it arises and irrespective of its cause or manner but excluding wrongful termination by the Company in relation to Clause 18;

“TUPE”                                                                                                                                                                               the Transfer of Undertakings (Protection of Employment) Regulations 2006; and

“UKLA”                                                                                                                                                                           the Financial Services Authority in its capacity as the competent authority for the purposes of the Financial Services and Markets Act 2000.

1.2                               Construction:

(a)                                 References to acting directly or indirectly include acting alone or jointly with or on behalf of or by means of another person and/or giving advice or providing services with a view to assisting another person.

(b)                                 References to a person include an individual, firm, corporation and any other organisation however it is constituted and words denoting the singular include the plural and vice versa.

(c)                                  References to an individual holding a position in the Company or the Group mean the holder of that position from time to time or his nominee or such other representative as the Board may nominate.

(d)                                 References to statutory provisions are construed as references to those provisions as amended or re-enacted from time to time (whether before or after the date of this Agreement) and references to documents are construed as references to documents as replaced or amended from time to time after the date of this Agreement.

2.                                      APPOINTMENT

2.1                               Upon and subject to the terms of the Appointment, the Company will from the Effective Date employ the Executive as Finance Director and the Executive agrees to serve the Company in that capacity, or in such other capacity of similar status as may reasonably be required of him from time to time by the Board.

2.2                               The Executive acknowledges that he is not entering into this Agreement in reliance upon any representation, warranty or undertaking which is not contained in this Agreement.

3.                                      DUTIES DURING THE APPOINTMENT

3.1                               The Executive will (unless prevented by ill health or injury) devote the whole of his working time, attention and abilities during the Appointment to the business of the Group and will not without the prior written consent of the Board (such consent not to be unreasonably withheld)

(a)                                 accept any other appointment, work for or be directly or indirectly engaged in or concerned with the conduct of any other business;  or

(b)                                 be directly or indirectly financially interested in any business which may be considered competitive to the business of the Company (and which therefore compromises his ability to perform his duties to the Company under this contract), other than through his holding or being interested in bona fide investments representing not more than three per cent of any class of shares or securities in any company listed or dealt in on any recognised stock exchange.

3.2                               During the Appointment the Executive will :-

(a)                                 loyally and diligently perform such duties and exercise such powers for the Group as the Board may from time to time reasonably require, and accept without further payment other offices within the Group;

(b)                                 keep the Board properly and regularly informed about the business of the Group and his activities in those businesses;

(c)                                  comply with the reasonable and lawful directions given from time to time by the Board;

(d)                               comply with his common law, fiduciary and statutory obligations as a director (as set out in the Companies Act 2006), the Company’s articles of association,

the City Code on Takeovers and Mergers, applicable rules and regulations of the UKLA, London Stock Exchange and any other applicable stock exchange, the code mentioned in Clause 3.9, any other internal codes of conduct for employees of the Group and all relevant policies and procedures;

(e)                                co-operate with the Group in complying with its obligations on health and safety;

(f)                                 promptly give the Company such information as the Group may require to enable it to comply with its legal obligations or the requirements of the UKLA, London Stock Exchange or any other applicable stock exchange; and

(g)                                  promote and protect the interests of the Group, always giving it the full benefit of his knowledge, expertise and skill and will not knowingly or deliberately do anything which is to its detriment.

3.3                               The Company may assign to the Executive duties which are either additional to or instead of those referred to in Clause 3.2(a), it being understood that he will not be assigned duties which he cannot in the reasonable opinion of the Board be expected to perform.  The Company may also from time to time appoint any other person to act jointly with the Executive in the performance of his duties and the exercise of his powers.

3.4                               The duties of the Executive as a director of the Company and any other member of the Group are subject to the relevant Articles of Association from time to time.

3.5                               The Executive will not, without the prior written consent of the Board, directly or indirectly receive or retain any payment or benefit, either in respect of any business transacted (whether or not by him) by or on behalf of the Group or with a view to any such business being transacted.

3.6                               The Executive will not directly or indirectly:

(a)                                 offer, promise or give a Bribe;

(b)                                 request, agree to receive, receive or accept a Bribe; or

(c)                                  Bribe a foreign public official;

either in respect of any business transacted (whether or not by him) by or on behalf of the Group or with a view to any such business being transacted.

3.7                               If the Executive becomes aware of another individual who performs services for or on behalf of the Group engaging in one of the activities set out in Clause 3.6, he must report it immediately in accordance with the Company’s Whistleblowing Policy. Failure to act in accordance with this clause could result in the Executive being found guilty of an offence under the Bribery Act 2010 and/or the Executive having a sanction imposed upon him pursuant to the Company’s Disciplinary Policy, up to and including, dismissal.  The Executive is expected to be familiar with the terms of any anti-bribery and corruption policies issued by the Company or the Group from time to time.

3.8                               As part of and in the normal course of his duties, the Executive will:

(a)                                 continue to carry out research into and development of the processes, products, programs, designs, equipment, techniques and projects which are from time to time used, made or undertaken by the Group or which could be used, made or undertaken by it, and will invent discover, design, develop or improve them for the benefit of and for use by the Group; and

(b)                                 seek and pursue the adoption and development of new processes, products, programs, designs, equipment, techniques and projects which could be used, made or undertaken by the Group.

3.9                            During the Appointment or while he is a director of any company in the Group the Executive will comply and will procure, so far as he is able, that his spouse and dependant children (if any) or any trust in which he, his spouse or dependant children may be concerned or interested in as trustee or beneficiary, comply with any code of conduct relating to securities transactions by directors and specified employees applicable within the Group.  The Executive confirms that a copy of the current code has been given to him.

4.                                      CONFIDENTIALITY

4.1                               The Executive acknowledges that during his employment with the Company he will have access to and will be entrusted with confidential information and trade secrets relating to the business of the Group.  This includes but is not limited to information and secrets relating to:

(a)                                 corporate and marketing strategy, business development and plans, maturing business opportunities, sales reports and research results;

(b)                                 business methods and processes, technical information and know-how relating to the Group’s business and which is not in the public domain, including inventions, designs, programs, techniques, database systems, formulae and ideas;

(c)                                  business contacts, lists of customers and suppliers and details of contracts with them and their current or future requirements;

(d)                                 information on employees, including their particular skills and areas of expertise, and their terms of employment;

(e)                                  stock levels, sales, expenditure levels and pricing policies;

(f)                                   budgets, management accounts, trading statements and other financial reports;

(g)                                  unpublished price sensitive information or potentially price sensitive information and inside information or potential inside information relating to shares or securities listed or dealt in on any recognised stock exchange;  and

(h)                                 any document marked “confidential” or orally communicated as being “confidential” or any information not in the public domain,

together, the “Confidential Information”.

4.2                               The Executive will not during the Appointment (otherwise than in the proper performance of his duties and then only to those who need to know such Confidential Information) or thereafter (except with the prior written consent of the Board or as required by law):-

(a)                                 divulge or communicate to any person (including any representative of the press or broadcasting or other media);

(b)                                 cause or facilitate any unauthorised disclosure through any failure by him to exercise all due care and diligence of; or

(c)                                  make use of (other than for the benefit of the Group) of

any Confidential Information which may have come to his knowledge during his employment with the Company or in respect of which the Group may be bound by an obligation of confidence to any third party.  The Executive will also use his best endeavours to use adequate security measures and prevent the publication or disclosure of any such Confidential Information.  These restrictions will not apply after the Appointment has terminated to Confidential Information which has become available to the public generally, otherwise than through unauthorised disclosure.

4.3                               All notes, memoranda, and other records (however stored) made by the Executive during his employment with the Company and which relate to the business of the Group will belong to the relevant member of the Group and will promptly be handed over to the Company (or as the Company directs) from time to time on request and at the end of the Appointment, without copies being kept by the Executive or anyone else on his behalf.  The Executive agrees, on return of such records, to give an undertaking that he has not retained any Confidential Information or any copies of it.

5.                                      LOCATION

The Executive will be based at the Company’s offices at Porton Down but it is considered a requirement of the role for the Executive to work at the Company’s offices in central London (or other Company locations) for three days per week. The Company reserves the right at its sole discretion to require the Executive to work on a permanent basis from the Company’s London office.

6.                                      SALARY

6.1                               The Company will pay to the Executive a salary at the rate of £125,000 per annum, including any director’s fees to which he may be entitled as a director of the Group.  This salary will accrue from day to day and will normally be payable by equal instalments in arrears at the end of each month, and will be subject to such deductions as may be required by law or under the terms of the Appointment.

6.2                               The Remuneration Committee will review the Executive’s Salary annually, but such review does not necessarily imply an increase.  The review will take account of such factors as the Remuneration Committee considers, in its absolute discretion, to be appropriate, which may include anticipated future performance or service and/or past performance of the Executive and/or the Company and/or the Group, although it has no obligation to take any of these factors into account.  Any increase in the rate of the Executive’s Salary will normally be effective from 1 January in each year following the review.

6.3                               The Executive will also be eligible for a car allowance of £15,600 per annum.  The car allowance will be paid monthly, less such deductions as are required by law.  It will not be part of the Executive’s salary and will not count towards any salary related benefits, including his pension.

6.4                               The Group may deduct from any money owed to the Executive any money which the Executive, owes or may be owing to the Company or any other member of the Group.

7.                                      BONUS

7.1                               The Executive will, in addition to his salary, be eligible for a discretionary bonus. The terms and amount of this bonus (and whether it is paid in cash or in other forms, such as shares or share options, whether it vests immediately or over a period of time, or whether it is subject to adjustment after grant) will be decided from time to time by the Remuneration Committee in its sole discretion.  Any payment will not form part of the Executive’s salary, and will not be taken into account in calculating any benefits which are calculated by reference to salary.  In determining whether a bonus is to be paid, and if so the size of that bonus, the Remuneration Committee may take into account such factors as it considers, in its absolute discretion, to be appropriate, which may include anticipated future performance or service and/or past performance of the Executive and/or the Group, although it has no obligation to take any of these factors into account.

7.2                               For the avoidance of doubt, bonus will not accrue, nor will the Executive have any legitimate expectation as to the size or form of the discretionary bonus, until the Company pays it to him and any communication before a bonus is paid shall be treated as indicative only. There are no circumstances whether in reliance on express or implied terms or otherwise where the Executive can require pay out of a particular sum or payment in a particular form or claim compensation for loss of such a bonus. Upon the Termination of the Appointment or (if earlier) upon either party giving notice under Clause 13 and the Company exercising its rights under Clause 13.3 or 13.4, the Executive will have no rights as a result of this Agreement or any alleged breach of this Agreement to any compensation under or in respect of any bonus scheme.

7.3                               It is agreed that, where the Company operates a bonus scheme for a particular period, the Company will have a complete and unfettered discretion to alter, amend or discontinue any bonus scheme at the end of that period, in respect of any subsequent period and the Executive will have no expectation of a continuation of the previous bonus scheme.

7.4                               Without prejudice to Clause 7.3, it is agreed that, where a bonus scheme has been announced by the Company covering a period of time (e.g. annual), during that period, notwithstanding the provisions of any bonus scheme or bonus arrangements, the Company shall have the right to alter, substitute or cancel any scheme or arrangement, or to alter, substitute or cancel any provisions of any such scheme or arrangement, or any payments or benefits to be provided under such scheme or arrangement in its sole discretion at any time, where it deems it necessary to do so as a result of legal regulatory or compliance reasons, regardless of whether such a change will or may have retrospective effect.  Such changes shall take effect from the date specified by the Company, whether that date is before or after the date of the communication of such change.

7.5                               In the case of any conflict between the terms of this Agreement and the terms of any other scheme or arrangement the provisions of this Agreement shall prevail.

7.6                               Without prejudice to Clause 7 in respect of any bonus (or part of any bonus) (and whether in cash or any other form whatsoever) awarded to the Executive (whether in cash or in any other form whatsoever), which has not yet been paid or vested under the terms of the award, if:

(a)                                 the Executive has engaged in conduct which justifies summary dismissal without notice or payment in lieu of notice;  or

(b)                                 an Adverse Event has taken place,

then (without prejudice to any other claims which the Company may have) the Company may determine that all or part of the said bonus is forfeited or reduced, with immediate effect.

For the avoidance of doubt:

(a)                                 the Company may make a determination under this Clause 7.6 in relation to the Executive as an individual or as a member of a class; and

(b)                                 this Clause 7.6 will continue to apply after the termination of the Executive’s employment for any reason including its termination to either party in breach.

The Executive shall have no claim against the Company or any other member of the Group in respect of any tax or social security deductions that are made in respect of any bonus awarded in the event that any such bonus is subsequently declared by the Company to be forfeited or reduced.

8.                                      EXPENSES

The Executive will be entitled, upon production of satisfactory evidence of payment or expenditure, to be reimbursed all reasonable out-of-pocket expenses properly and wholly incurred by him in the performance of his duties.

9.                                      ILL HEALTH AND INJURY

9.1                               If at any time during the Appointment the Executive is physically or mentally unable to perform his duties for the Group as a result of ill health or injury, he will nevertheless, for so long as the Appointment remains in force, be entitled to his salary during any period of incapacity of not more than 180 days (whether consecutive or not) in any period of fifty-two consecutive weeks.  Thereafter, for so long as the Appointment remains in effect and subject to Clauses 9.5 to 9.7, any further payments will be limited to those payments which may be due under the Scheme or, if no payments are due, to such salary as may be determined in the sole discretion of the Board and, as a condition of any such payment, the Executive may be required to comply with Clause 14 as if the Appointment had been terminated.

9.2                               The payment of any such salary will be:-

(a)                                 subject to the production of satisfactory evidence from a registered medical practitioner in respect of any period of absence in excess of seven consecutive days;  and

(b)                                 inclusive of any statutory sick pay to which the Executive may be entitled and the Company may deduct from his salary the amount of any social security benefits he may receive or be entitled to receive.

9.3                               The Executive will promptly inform the Company if he is unable to perform his duties as a result of ill health or injury caused by a third party and for which compensation is or may be recoverable.  In return for the Company continuing to pay his salary and to provide other benefits during the Appointment, he will take such action as the Company may reasonably request in connection with pursuing a claim against such third party, in order to recover for the benefit of the Company the costs of continuing the Appointment.  He will keep the Company regularly informed of the progress of any claim, provide such information about it as the Company may from time to time reasonably require, and will immediately notify the Company in writing of any compromise, settlement, award or judgment.  He will, upon being requested to do so, refund to the Company the lesser of the amount recovered by him (after deducting any related costs borne by him) and the aggregate cost of the salary and other benefits paid to him during his ill health or injury and will hold these proceeds on trust for the Company to apply them in repayment of this obligation.

9.4                               At the request and expense of the Company the Executive will from time to time submit himself to a medical examination by a suitably qualified person of the Company’s choice, whether or not he is unable to perform his duties for the Group as a result of ill health or injury.  If such person is unable to confirm that he is fit to perform his duties or if there are factors which such person considers are relevant to the performance of those duties, the Executive will co-operate in ensuring the prompt delivery of all relevant medical reports to the Company and will allow the Company access to any relevant medical report which has been prepared by a medical practitioner responsible for his clinical care.

9.5                                At any time during his incapacity the Company may refer the Executive to the insurers of the Scheme subject always, to the provisions of Clause 11.4 and Clause 11.6.

9.6                                If any claim under the Scheme is accepted in whole or in part:

(a)                               the Company will immediately upon that acceptance cease to be under any obligation to pay any amounts or to provide any benefits to the Executive other than those provided under the terms of the Scheme;  and

(b)                               the provisions of Clause 14 will immediately apply as if the Appointment had terminated.  The Company will then automatically become entitled to appoint a successor to the Executive to perform all or any of his duties and Clause 3 will be amended accordingly.

9.7                             If the Board considers that the Executive is likely to qualify for payments under the Scheme or upon acceptance of his claim under Clause 9.6 and for so long as he receives benefits under the Scheme, the Company will not terminate the Appointment on arbitrary or capricious grounds or if its sole intention is to deprive him of the benefits under the Scheme.  Nothing in this Clause 9 will prevent the Company from terminating the Appointment on any other grounds, including if it is not a requirement that the Executive remains an employee of the Company in order to receive the benefits under the Scheme.

9.8                             If the Executive has been incapacitated by ill health or injury for the period set out in Clause 9.1, the Company may, at any time prior to both his full recovery and full return to work, notwithstanding any other provision of the Appointment, terminate it with immediate effect by notice in writing to the Executive.

10.                               HOLIDAYS

10.1                        The Executive will (in addition to normal public holidays) be entitled to 25 paid days’ holiday in each complete holiday year during the Appointment. The Executive is expected to take no fewer than 20 working days holiday in each holiday year.  This holiday is to be taken at such times as are convenient to the Company in line with its operational requirements and the availability of other directors of the Company.  The Company may require the Executive to take any outstanding holiday during any period of notice under Clause 13.1 or, if applicable Clause 13.2, or for which he is not required to work pursuant to Clause 13.4.

10.2                        The entitlement to holiday accrues pro rata throughout each holiday year.  Any entitlement to holiday remaining at the end of any holiday year will lapse (unless such entitlement arises according to the circumstances stated in Clause 10.1.), unless otherwise permitted by the Board, and no salary in lieu of such entitlement will be paid.

10.3                        On the termination of the Appointment (other than by reason of Clause 13.3 or where he terminates the Appointment in breach of its terms) the Executive will be entitled to a day’s salary in lieu of each day’s holiday accrued due but not taken in respect of the holiday year in which termination takes effect.  If he has taken holiday in excess of his accrued entitlement, the Company may deduct a day’s salary for each excess day taken from any monies owed to him by the Company.

11.                               BENEFITS DURING THE APPOINTMENT

11.1                        The Executive will arrange his own personal pension scheme into which the Company will, for each complete year of the Appointment, contribute on a monthly basis a sum equal (unless the Executive requests a lower payment) to 17.5 per cent of his salary, provided that the Executive’s scheme is a “registered scheme” for the purposes of the Finance Act 2004 and the Company’s contributions to the scheme do not exceed the “annual allowance” as defined in the Finance Act 2004.  It will be the Executive’s responsibility to decide whether to limit the Company’s contributions to a lower amount, in light of any change in legislation or any retirement benefits accruing to the Executive under other registered pension schemes or otherwise, in order to avoid liability for any charge to income tax in respect of these contributions.

11.2                       The Company shall during the term of this Agreement pay all necessary premiums and make all necessary payments to provide the Executive with life assurance cover which in the event of the Executive’s death while employed under this Agreement shall pay to the Executive’s chosen dependants a sum equal to six times his basic salary, subject to any limits, terms and conditions imposed by statute or the relevant insurance company including the requirement for a medical examination.

11.3                       The Company shall during the term of this Agreement cover the cost of membership for the Executive and the Executive’s spouse and children under the age of 18 or in full time education of an appropriate private patients medical plan with “BUPA” or such other reputable medical insurance scheme as the Company shall decide from time to time, subject to the rules of the scheme and the approval of his application for membership by the relevant insurer.

11.4                        The Company shall pay all premiums and make all necessary payments to make available the Scheme for the benefit of the Executive upon such terms as shall provide for the payment to the Executive throughout the period of any qualifying ill-health or disability (with the exception of the first 26 consecutive weeks thereof) of sums at a rate per annum equal to 75 per cent of pensionable salary on the date such absence commences less the amount of a single person’s state sickness benefits, subject to any limits, terms and conditions imposed by statute or the relevant insurance company including the requirement for a medical examination and acceptance of the Executive’s claim.

11.5                        The provision of these insured benefits will be subject to the provisions governing such insurance and on such terms as the Board may from time to time decide, including but not limited to deductibles, caps, exclusions and aggregate limits and the obtaining of insurance at reasonable rates of premium.

11.6                        The Executive agrees that the provision by the Company of the insured benefits above is on the basis that the Company will have no responsibility for the decisions taken by the insurers about any claim by the Company or the Executive and that there are no circumstances in which the Group can be liable to the Executive for any such benefits, or loss of such benefits, which the insurers have declined to pay for whatever reason.  Any such insured benefits will be subject always to the terms of the relevant insurance policy between the Company and the insurer.

12.                               INTELLECTUAL PROPERTY RIGHTS

12.1                        For the purpose of this Clause 12:

(a)                               “Intellectual Property” means all present and future intellectual property, including patents, inventions, utility models, trade and service marks, trade names, domain names, rights in designs, copyrights, moral rights, topography rights, rights in databases, trade secrets and know-how, in all cases whether or not registered or registrable and including registrations and applications for registration of any of these and rights to apply for the same and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world (whether now known or in the future created), in each case for the full term thereof including all renewals and extensions;

(b)                               “Executive Intellectual Property” means all Intellectual Property which the Executive alone or with one or more others may make, originate, suggest, devise or develop during the period of his employment (whether or not made, originated or developed during normal working hours) and which affect or relate to or connect to the business of the Group from time to time or are capable of being used or adapted for use in it, other than any Executive Inventions; and

(c)                                “Executive Invention” means all inventions (which term bears the same meaning as in the Patents Act 1977) which the Executive alone or with one or more others may make, originate, suggest, devise or develop either in the course of (i) his normal duties where an invention might reasonably be expected to result from the carrying out of his duties or (ii) duties falling outside his normal duties, but specifically assigned to him where an invention might reasonably be expected to result from the carrying out of his duties or (iii) duties where, at the time of making the invention, because of the nature of his duties and the particular responsibilities arising from the nature of his duties he had a special obligation to further the interests of the Company and/or the Group.

12.2                        Any Executive Intellectual Property and any Executive Inventions will be notified and disclosed by the Executive to the Company in an appropriate manner (bearing in mind the need to keep inventions confidential) as soon as it comes into existence, and the Executive will keep any such Executive Intellectual Property or Executive Inventions confidential.  In the case of Executive Inventions the notification and disclosure obligations in this Clause 12.2 apply irrespective of whether the Company is entitled to ownership of such Executive Invention by virtue of s39 Patents Act 1977.  If the Company is not entitled to ownership, it shall keep the information confidential in accordance with Clause 4 of this Agreement (unless otherwise agreed).

12.3                        Save as provided by law and in particular as provided by the Patents Act 1977, all Executive Inventions or Executive Intellectual Property will belong to the Company.

Insofar as permissible by law, the Executive hereby assigns to the Company absolutely with full title guarantee and free from all encumbrances (by way of present assignment of all future rights) all rights, title and interest in and to the Executive Invention and Executive Intellectual Property.  Any Executive Invention or Executive Intellectual Property which cannot be assigned to the Company in accordance with this Clause 12.3 will insofar as permissible by law be held on trust by the Executive for the benefit of the Company (or relevant member of the Group) until the same are vested absolutely in the Company.

12.4        The Executive acknowledges, including for the purpose of s39 Patents Act 1977, that because of the nature of his duties and the particular responsibilities arising from those duties, his employment with the Company carries with it a special obligation to further the interests of the Company and other members of the Group.

12.5        The Executive undertakes that, at the Company’s expense and upon request (whether during or after the termination of the Appointment), he will execute such documents, make such applications, give such assistance and do such acts and things as may be necessary to enable the Company or relevant member of the Group to enjoy the full benefit of this Clause 12.5, whether during or after termination of the Appointment.  This will include the giving of assistance or advice (including giving evidence if so required) in connection with:

(a)           the prosecution of any applications for the registration of;

(b)           any claims or proceedings brought to prevent or bring to an end the infringement of;

(c)           all steps necessary to assign; and/or;

(d)           any claims or proceedings concerning or affecting the validity of,

any Executive Intellectual Property and/or any rights in any Executive Invention.

12.6        Should the Executive fail to comply with a request under Clause 12.5, the Executive hereby grants to any duly authorised representative of the Company an irrevocable power of attorney to sign any documents and take such other steps as are necessary to give effect to this Clause 12.

12.7        Immediately upon the termination of the Appointment or earlier at the Company’s request, the Executive will deliver up to the Company the subject matter of, and all data relating to, all Executive Intellectual Property and Executive Inventions

(including all related documents and materials and, in the case of software, all source code in a format or formats reasonably requested by the Company) in the Executive’s possession, custody or power; and ensure that all know-how relating to all Executive Intellectual Property and Executive Inventions is recorded on the Company’s know-how systems or otherwise communicated or made available to the Company.

12.8        Following termination of the Appointment, the Executive:

(a)           will make himself available to explain know-how or other aspects of any Executive Intellectual Property and/or Executive Inventions, if reasonably requested by the Company; and

(b)           will keep all Executive Intellectual Property and Executive Inventions confidential unless or until they are disclosed in the public domain or otherwise cease to be confidential through no fault or act of the Executive.

12.9        The Executive irrevocably waives all moral rights which he might otherwise have or be deemed to have under Chapter IV Copyright, Designs and Patents Act 1988 or under any other similar law anywhere in the world.

12.10      Save as provided by law and set out herein, the Executive has no rights to additional remuneration or compensation in respect of any Executive Intellectual Property or Executive Invention.

13.          TERMINATION

13.1        Subject to Clause 13.2, the the Appointment will continue until either party gives to the other not less than six months’ written notice. Subject to future approval from the Remuneration Committee, we would expect to increase this notice period to twelve months after you served for two years as an Executive Director.

13.2        During the first two years immediately following the Effective Date the notice period required from the Company under Clause 13.1 shall increase to 12 months if the Company gives notice to terminate the Appointment (save for any lawful termination in accordance with Clause 13.3):

(a)           during the three month period immediately following a change of Control of the Company; or

(b)           during the three month period immediately before or immediately after the Company’s securities being listed on a US investment exchange and offered to the public for the first time, where the Company’s predominant reason for such termination is the Company’s decision to list its securities on a US investment exchange.

The Executive’s entitlement to 12 months’ notice in accordance with this Clause 13.2 is conditional upon him (and the Executive’s legal adviser) signing a compromise agreement prepared by the Company, within 14 days of being provided with a copy of such agreement and executing such other documents in a form reasonably acceptable to the Company as it may require.  If the Executive fails to comply with this condition, his entitlement to 12 months’ notice will lapse, and he will revert to his notice entitlement under Clause 13.1. The Compromise Agreement will also confirm that the Executive will comply with all post termination restrictions and obligations contained in this Agreement.

13.3        The Company may, notwithstanding any other provision of this Agreement and irrespective of whether the grounds for termination arose before or after the Appointment began, at any time by notice in writing to the Executive terminate the Appointment with immediate effect :-

(a)           if a petition is presented or any order is made or any notice is issued convening a meeting for the purpose of passing a resolution for his bankruptcy or he becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors generally;

(b)           if he is prohibited by law or by any decision of a regulatory body from being a director or taking part in the management of the Group or ceases to be a director of the Company without the consent of the Board;

(c)           if he is convicted of

(i)            a criminal offence other than one which in the opinion of the Board does not affect his position as an employee of the Company, bearing in mind the nature of his duties and the capacity in which he is employed; or

(ii)           an offence relating to insider dealing;

(d)           if he commits, in the opinion of the Financial Services Authority, the civil offence of market abuse under the Financial Services and Markets Act 2000;

(e)           if he is guilty of any serious default or misconduct in connection with or affecting the business of the Group;

(f)            if he commits any serious or repeated breach of his obligations of the Appointment or is guilty of serious neglect or negligence in the performance of his duties; or

(g)           if he behaves in a manner (whether on or off duty) which is likely to bring the Group into disrepute or prejudice its interests or which seriously impairs his ability to perform his duties.

13.4        If the Company wishes to terminate the employment of the Executive or if the Executive wishes to leave the employment of the Company in either case before the expiry of the period of notice specified in Clause 13.1 or, if applicable, Clause 13.2 and whether or not notice has been given under that Clause, the Company may require the Executive:

(a)           to perform duties not within his normal duties or to undertake special projects; or

(b)           not to attend for work for all or any part of the period of notice (if notice has been given) or (if notice has not been given) for a period equivalent to the notice required to be under Clause 13.1 or, if applicable, Clause 13.2.  For so long as the Executive is not required to work during such period, he will remain an employee of the Company.  He will continue to receive his salary and other contractual entitlements [except for any bonus under Clause 7] and will continue to be bound by all the terms of this Agreement.  He will not directly or indirectly work for any person, have any contact with any customer of the Group or, for business purposes, have contact with any employee of the Group without the prior written agreement of the Board.  If the Executive is not required to attend for work under this Clause the Company shall be entitled to offset any outstanding accrued holiday due to the Executive for each day of non-attendance.

14.          OBLIGATIONS RELATING TO TERMINATION

14.1        Upon the termination of the Appointment or, upon the exercise by the Company of its right under Clause 13.4(b), the Executive will hand over to the Company all property belonging to any member of the Group relating to its business (including but not limited to any Confidential Information and any Executive Intellectual Property and Executive Inventions) which may be in his possession or under his control, and without him or anyone on his behalf keeping copies of any reproduceable items or extracts from them and without having downloaded any information stored on any computer storage medium.  He will, on being requested to do so, send to the Company Secretary a signed statement that he has complied with this sub-clause;

14.2        Upon the termination of the Appointment or (if earlier) upon either party giving notice under Clause 13.1 or, if applicable, Clause 13.2 and the Company exercising its rights under Clause 13.4, the Executive will resign at the request of the Company, without claim for compensation, from all offices held by him in the Group and from all trusteeships held by him of any pension scheme or other trusts established by the Company or any other member of the Group.  Should he fail to do so the Board is irrevocably authorised to appoint a person in his name and on his behalf to sign any documents and take such other steps as are necessary to give effect to such resignations.  Such resignations will be given and accepted without prejudice to any claims which the Company and the Executive may have arising out of or in connection with the Appointment and its termination.

14.3        Upon the Termination of the Appointment, the Executive will have no rights as a result of this Agreement or any alleged breach of this Agreement to any compensation under or in respect of any share options or long term incentive plans in which he may participate or have received grants or allocations at or before the date the Appointment terminates.  Any rights which he may have under such schemes will be exclusively governed by the rules of such schemes.

15.          STATEMENTS AND FURTHER ASSISTANCE

After the termination of the Appointment the Executive :-

(a)           will not at any time make any adverse, untrue or misleading statement about any member of the Group or its officers or employees or represent himself as being employed by or connected with any such company; and

(b)           will co-operate with any member of the Group for whom he performed duties by providing such reasonable assistance as may be required in connection with any matter, where it considers that the Executive has knowledge or information which is relevant to such claim.  The provision of such assistance may include attending meetings, giving and signing statements and attending hearings at such times and at such locations that may be convenient to the Executive.  The Company will reasonably compensate the Executive for his time on a per diem basis (with reference to his day’s salary under this contract of employment or such other amount as the Executive can reasonably justify with reference to his usual employment terms at that time).  The Company will reimburse the Executive for his reasonable out of pocket expenses incurred in providing such assistance.

16.          DATA PROTECTION

16.1       For the purpose of the Data Protection Act 1998, the Company is the Data Controller in respect of all Executive’s Personal Data processed under this Clause 16.  The Executive’s Personal Data may be processed (which includes, without limitation, the collection, retention, use and disclosure (both electronically and manually)) solely for purposes relating to the Executive’s employment and the operation, management, security and administration of the business of the Company or any other member of the Group.  This may include but is not limited to processing done in connection with:

(a)           administering and maintaining personnel records;

(b)           planning, paying and reviewing salary and other remuneration and benefits;

(c)           planning, providing and administering benefits whether statutory or contractual;

(d)           assessments of the Executive’s performance or conduct including performance appraisals and reviews and for disciplinary and grievance procedure purposes;

(e)           maintaining sickness and other absence records;

(f)            maintaining health and safety records and ensuring a safe working environment;

(g)           taking decisions on the Executive’s fitness to work and complying with obligations under the Disability Discrimination Act 1995;

(h)           providing references and information to future employers (whether inside the Group or outside the Group);

(i)            providing information to the appropriate external authorities for tax, social security and other purposes as required by law to comply with any statutory duty;

(j)            equal opportunities, ethnic monitoring and compliance with legal obligations in connection with them;

(k)           providing information to any future purchasers of the Company or to any transferees of the business in which the Executive works, including but not limited to, for due diligence purposes; and

(l)            planning or reviewing options, in relation to the operation or management of the Company.

16.2        The Executive, by signing this agreement, acknowledges that he has been notified of the purposes for which the Executive’s Personal Data may be processed and also consents to such processing for those purposes.  Furthermore, the Executive, by signing this Agreement, explicitly consents to the processing of Sensitive Personal Data for those purposes.

16.3        The Executive’s Personal Data may be transferred to any member of the Group (or a company appointed by them for such purposes) located in a country or territory outside the European Economic Area for any of the above purposes.  The Executive, by signing this Agreement, acknowledges that he has been notified of the purposes for which the Executive’s Personal Data may be transferred and the recipients of such Personal Data and that he also consents to transfers for those purposes.  Furthermore, the Executive explicitly consents to the transfer of Sensitive Personal Data for those purposes.

17.          USE AND MONITORING OF EQUIPMENT

17.1        Unless he has the prior written consent of the Chairman, the Executive will not use any computer hardware or software or any other technical equipment or systems owned, licensed or rented:

(a)           by the Company for any purpose other than to carry out his proper duties; or

(b)           by him or any person other than the Company for any purpose connected with the carrying out of his proper duties.

17.2        The Executive agrees that the Group may monitor, intercept or record his use of office equipment, including but not limited to: email, the internet, his telephone and any mobile phone issued to the Executive by the Company.

18.          RESTRICTIVE COVENANTS

18.1        Without prejudice to Clause 3, during the Appointment and for the periods set out below after the termination of the Appointment less in the case of Clause 18.1(a) any period during which the Executive is not required to attend for work pursuant to Clause 13.4, he will not (except with prior written consent of the Board) directly or indirectly do or attempt to do any of the following:

(a)           for 12 months, to any material extent, undertake, carry on or be employed, engaged or interested in any capacity in the supply or proposed supply of Competitive Services within the Territory.  Competitive Services will be provided within the Territory of any business in which the Executive is to be involved is located, or will be located, or is conducted or will be conducted, wholly or partly within the Territory;

(b)           for 12 months entice, induce or encourage a Customer to transfer or remove custom from the Company or any other member of the Group;

(c)           for 12 months solicit or accept business from a Customer for the supply of Competitive Services; or

(d)           for 12 months entice, induce or encourage an Employee to leave or seek to leave his or her position with the Company or any other member of the Group for the purpose of being involved in or concerned with the supply of Competitive Services, regardless of whether or not that Employee acts in breach of his or her contract of employment with the Company or any other member of the Group by so doing.

Nothing in Clause 18.1(a) will prevent the Executive, after the termination of his employment, from holding bona fide investments representing not more than three per cent of any class of shares or securities in any company listed or dealt in on any recognised investment exchange; .

18.2        For the purpose of this Clause 18:

(a)           “Customer” means a person:

(i)            who is at the expiry of the Relevant Period or who was at any time during the Relevant Period a customer of the Company or any Associated Company (whether or not goods or services were actually provided during such period) or to whom at the expiry of the Relevant Period the Company or any Associated Company was actively and directly seeking to supply goods or services, in either case for the purpose of a Relevant Business; and

(ii)           with whom the Executive or an Employee in a Relevant Business reporting directly to him had dealings at any time during the Relevant Period or and/or for whom the Executive was responsible and/or about whom he was in possession of confidential information, in any such case in the performance of his or their duties to the Company or any Associated Company;

Nothing in Clause 18.2(a)(i) will include a person who indicates unequivocally during the first six months of the Relevant Period that such person would not be a customer for the purposes of that Clause.

(b)           “Competitive Services” means goods or services competitive with those which during or at the expiry of the Relevant Period the Company or any other member of the Group was supplying or negotiating or actively and directly seeking to supply to a Customer for the purpose of a Relevant Business, but excluding such types of goods or services if they were only provided to persons who indicated unequivocally during the first six months of the Relevant Period that they would not be a customer for the purposes of Clause 18.2 (a)(i);

(c)           “Relevant Business” means the areas of business of the Company or any other member of the Group in which, pursuant to his duties, the Executive was materially involved, or in respect of which the Executive was in possession of Confidential Information, in either case at any time during the Relevant Period.

(d)           “Territory” means England, Wales, Scotland and/or Northern Ireland and any other country or, in the United States, any state in which the Company or any other member of the Group is operating or planning to operate Relevant Business at the expiry of the Relevant Period.  Relevant Business will be operating within the Territory at the expiry of the Relevant Period if it has been conducted or promoted during the Relevant Period;

(e)           “Employee” means a person who:

(i)            is employed in or who renders services to Relevant Business of the Company or any other member of the Group in a [managerial or marketing or sales or distribution or senior capacity];

(ii)           has responsibility for customers of the Company or any other member of the Group or influence over them; or

(iii)          is in possession of confidential information about the Group’s business;

and who in any such case was so employed and so rendered services during the Relevant Period and who:

(i)            had dealings with the Executive during the Relevant Period; or

(ii)           about whom at the end of the Relevant Period the Executive had confidential or sensitive information by virtue of the Executive’s duties;

(f)            “Relevant Period” means:

(i)            the period of the Appointment, in relation to the Executive’s actions during the Appointment; and

(ii)           the period of twelve months ending on the last day of the Appointment or the period of the Appointment if shorter than twelve months, in relation to the Executive’s actions following the end of the Appointment.

18.3        Each sub-clause and part of such sub-clause of this Clause constitutes an entirely separate and independent restriction and does not operate to limit any other obligation owed by the Executive, whether that obligation is express or implied by law.  If any restriction is held to be invalid or unenforceable by a court of competent jurisdiction, it is intended and understood by the parties that such invalidity or unenforceability will not affect the remaining restrictions.

18.4        The Executive acknowledges that each of the restrictions in this Clause go no further than is necessary for the protection of the Company’s and each other member of the Group’s legitimate business interests.

18.5        Before accepting any offer of employment, either during the Appointment or during the continuance of the restrictions in this Clause 18, the Executive will immediately provide to the person making such offer a complete signed copy of this Agreement.

18.6        Where the Executive’s employment transfers to an employer other than the Company pursuant to TUPE, the new employer may amend the restrictions, taking into account the new employer’s business, to ensure that the restrictions in Clause 18 continue to go no further than is necessary for the protection of the legitimate interests of the new employer (and any group of which it is a member).  Subject to any such amendment, or if no such amendment is made, the parties agree that, following such TUPE transfer, the interpretation of the restrictions in Clause 18 will depend on whether the Relevant Period includes a period prior to the TUPE transfer.  If it does not include such a period, then the references to the Company and Group shall be understood to refer to the new employer and any Group of which it is a member.  Otherwise, the references to the Company and the Group shall be understood to refer to the new employer and any group in which it is a member only in respect of the portion of the Relevant Period following the date of the transfer, and the references to the Company and the Group shall apply in respect of the remainder of the Relevant Period to the employer and the Group as they were immediately prior to the date of transfer.

19.          CONTINUING OBLIGATIONS

The termination of the Appointment will not affect the rights or remedies of either party against the other in respect of any antecedent breach of any of its provisions or the continuing obligations of the Executive or the Company (as the case may be) under any provision of this Agreement expressed to have effect after the Appointment has terminated.

20.          CORPORATE RECONSTRUCTION

If the Appointment terminates

(a)           by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction; or

(b)           as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation; or

(c)           as part of any arrangement for the transfer of the whole or part of the undertaking of the Company to any other member of the Group,

and the Executive is offered employment of a similar nature with any person resulting from such amalgamation or reconstruction or with any person with which the undertaking of the Company is amalgamated with any other member of the Group on terms which when taken as a whole are not less favourable to the Executive than the terms of the Appointment, the Executive will have no claim against the Company or any other member of the Group in respect of the termination of the Appointment by reason of the events described in (a), (b) or (c) of this Clause.

21.          AGREEMENTS WITH OTHER COMPANIES IN THE GROUP

21.1        This Agreement is entered into by the Company for itself and in trust for each other member of the Group with the intention that each company will be entitled to enforce the terms of this Agreement directly against the Executive.

21.2        The Contracts (Rights of Third Parties) Act 1999 will not create any rights in favour of the Executive in relation to the benefits granted now or at any time in connection with his employment.

22.          ADDITIONAL TERMS

The terms set out in the Schedule are added in compliance with the requirements of the Employment Rights Act 1996.

23.          NOTICES

All notices and other communications relating to the Appointment will take effect if delivered, upon delivery;  if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class post) 10.00am on the second business day after posting;  or if sent by facsimile, when a complete and legible copy of the communication has been received.  Any communications posted to the Executive should be sent to his last known domestic address or his last known home fax number.  Any communications posted to the Company should be sent to the Company’s head office, for the attention of the Company Secretary.

24.          MISCELLANEOUS

24.1        This Agreement operates in substitution for and wholly replaces with effect from the Effective Date all terms previously agreed between the Company and the Executive which will be deemed to have been terminated by mutual consent and the Executive acknowledges that he has no outstanding claims against any member of the Group in respect of salary or any matter prior to that date.

24.2        The Appointment constitutes the entire agreement and understanding between the parties and no variation or addition to it and no waiver of any provision will be valid unless in writing and signed by or on behalf of both parties.  The Company will have no liability or remedy in tort against it in respect of any representation, warranty or other statement (other than those contained in this Agreement) being false, inaccurate or incomplete unless it was made fraudulently. The Executive acknowledges that he is not entering into this Agreement in reliance on any representation, warranty or undertaking which is not contained in this Agreement.

24.3        In the event of any conflict between this Agreement and any Company handbook or policies, the terms of this Agreement will prevail.

24.4        This Agreement will be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English Courts to settle any disputes which may arise in connection with this Agreement.

EXECUTION

The parties have shown their acceptance of the terms of this Agreement by executing it below at the end of the Schedule.

SCHEDULE

1.             The following terms of the Appointment apply on the date of the Agreement to which this is a Schedule.

(a)           The Executive’s period of continuous employment began on 17 August 2007.

(b)           The Executive has no normal working hours but is required to work during normal business hours and such other hours as may be reasonably necessary for the proper performance of his duties for the Group.  The Executive agrees that the duration of his working time is not measured or pre-determined and can be determined by him in a manner consistent with the Appointment.

(c)           For Statutory Sick Pay purposes, the Executive’s qualifying days are Monday to Friday.

2.             The following information is supplied pursuant to the Employment Rights Act 1996 and reflects the Company’s current practice.

(a)           The Executive is expected to exhibit a high standard of propriety, integrity and efficiency in all his dealings with and in the name of the Company and the Group and may be suspended (with pay) or required to take any accrued holiday entitlement during any investigation which it may be necessary for the Company to undertake.

(b)           The Company will comply with the terms of its non-contractual disciplinary procedure contained in the Staff Handbook.

(c)           If the Executive has any grievance relating to the Appointment or matters where he considers the Company or any other member of the Group is failing to comply fully with its legal obligations, he should refer that grievance to the Chairman.  Should the Executive remain dissatisfied with the decision made, an appeal may be made to the person nominated by the Company to hear the appeal, who will be a director of the Board not previously involved, or any other person outside the Group who, in the reasonable opinion of the Company, is appropriate to hear such appeal.  The decision of the appeal hearing will be final and binding.

EXECUTION

SIGNED by	)
Justin Gover, Director
duly authorised for and on behalf of	)	/s/ Justin Gover
G W PHARMA LIMITED	)

SIGNED as a Deed by	)
ADAM GEORGE	)	/s/ Adam George

in the presence of:	)

Witness’s Signature:

Name (in capitals):

Address:

Occupation: